CHEVYS HOLDINGS, INC. AND SUBSIDIARIES

(Debtors-in-Possession)

Consolidated Financial Statements and Consolidating Schedules

December 30, 2003

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Consolidated Financial Statements and Consolidating Schedules

December 30, 2003

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Consolidated Balance Sheet

December 30, 2003

(Dollars in thousands, except share data)

Assets
Current assets:
Cash	$2,385
Receivables	1,665
Inventories	1,739
Prepaid expenses and other	3,983

Total current assets	$9,772
Property and equipment, net	70,821
Other assets, net	4,825
Assets of discontinued operations	281
Goodwill	8,286

Total assets	$93,985

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Line of credit	$6,641
Accounts payable	2,198
Accrued liabilities	11,297

Total current liabilities	20,136
Other long-term liabilities	9,018
Total liabilities not subject to compromise	29,154
Liabilities subject to compromise:
Liabilities of discontinued operations	3,280
Liabilities of continuing operations	145,400

Total liabilities subject to compromise	148,680

Total liabilities	177,834

Commitments and contingencies
Shareholders’ equity (deficit):
Common stock, $0.001 par value:
Authorized 30,000,000 shares; issued and outstanding 13,281,566 shares	13
Additional paid-in capital	48,687
Accumulated deficit	(132,549)

Total shareholders’ deficit	(83,849)
Total liabilities and shareholders’ deficit	$93,985

See accompanying notes to consolidated financial statements.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Consolidated Statement of Operations

December 30, 2003

(Dollars in thousands)

Revenues:
Company restaurant sales	$212,591
Franchise income	3,596

Total revenues	216,187

Cost of Company restaurant sales:
Food and beverage costs	51,158
Restaurant operating expenses	146,914

Total cost of Company restaurant sales	198,072

18,115
General and administrative expenses	17,281
Gain on disposition of property and equipment	13

Net operating income	847
Interest expense, net	11,426

Loss from continuing operations before reorganization costs and income taxes	(10,579)
Reorganization costs, net	15,881

Loss from continuing operations before income taxes	(26,460)
Provision for income taxes	93

Loss from continuing operations	(26,553)
Discontinued operations:
Loss from operations of discontinued operations	(3,984)
Loss on disposal of discontinued operations	(507)

Loss from discontinued operations	(4,491)

Net loss	$(31,044)

See accompanying notes to consolidated financial statements.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Consolidated Statement of Shareholders’ Deficit

Year ended December 30, 2003

(Dollars in thousands, except share data)

	Common stock			Additional paid-in capital	Accumulated deficit	Total shareholders’ equity (deficit)

	Shares	Amount

Balance as of December 31, 2002	13,333,551	$	$ 13	$ 48,895	$ (101,505)	$ (52,597)
Issuance of shares	—		—	—	—	—
Acquisition of shares	(51,985)		—	(208)	—	(208)
Net loss	—		—	—	(31,044)	(31,044)

Balance as of December 30, 2003	13,281,566	$	$ 13	$ 48,687	$ (132,549)	$ (83,849)

See accompanying notes to consolidated financial statements.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Consolidated Statement of Cash Flow

December 30, 2003

(Dollars in thousands)

Operating activities:
Net loss from continuing operations	$(26,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,978
Amortization of debt issuance costs and note discounts	573
Gain on disposition of property and equipment	(13)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Receivables	(62)
Inventories	(236)
Prepaid expenses and other	873
Other assets	(2,335)
Accounts payable	(5,016)
Accrued liabilities	15,263
Other long-term liabilities	(3,111)

Net cash used in continuing operating activities	(11,639)

Investing activities:
Purchase of property and equipment	(2,777)
Proceeds from sale of property and equipment	30

Net cash used in investing activities	(2,747)

Financing activities:
Proceeds from issuance of notes payable	13,066
Payments on notes payable	(144)
Acquisition of shares	(54)

Net cash provided by financing activities	12,868
Net cash used in discontinued operations	(1,602)

Net change in cash	(3,120)
Cash at beginning of year	5,505

Cash at end of year	$2,385

Supplemental disclosures of cash flow information:
Cash paid during the year:
Interest	$4,013
Income taxes, net of refunds	78

See accompanying notes to consolidated financial statements.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(1)	Company Description

At the end of fiscal 2003, Chevys Holdings, Inc. (Chevys or the Company) operated 80 casual dining restaurants and franchised 44 restaurants under the trade names Chevys Fresh Mex® and Fuzio Universal Pasta®. The restaurants are located in 16 states, with the largest concentration in California.

On May 13, 1997, PepsiCo & Taco Bell sold Chevys, Inc. to JWC Acquisition II, Inc. (Acquisition Co.). Acquisition Co. was 100% owned by JWC Holdings II, Inc. (Holdings). Both Acquisition Co. and Holdings were companies established by JW Childs Equity Partners, L.P. for purposes of executing the acquisition. The acquisition was accounted for using the purchase method of accounting. Upon the purchase of the shares and execution of the bank loans, Acquisition Co. was merged into Chevys, Inc., with Chevys, Inc. being the surviving company. Chevys, Inc. continues to be 100% owned by Holdings. Holdings subsequently changed its name to Chevys Holdings, Inc.

(2)	Voluntary Reorganization Under Chapter 11 of the United States Bankruptcy Code

(a) Bankruptcy Proceedings

On October 10, 2003 (the Petition Date), the Company filed voluntary petitions (the Bankruptcy Filing) to reorganize its business under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the Bankruptcy Court). Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a Debtor-in-Possession. Those claims are reflected in the consolidated balance sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from the rejection of executory contracts, including leases and from the determination by the court (or agreed to by parties of interest) of allowed claims for contingencies and other disputed amounts. The Company continues to operate its business as a Debtor-in-Possession. In general, as a Debtor-in-Possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. All vendors have been or are being paid for all goods furnished and services provided to the Company after the Petition Date, in the ordinary course of business. The Company has received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations, including employee wages and related benefits (including insurance costs), gift certificate redemptions, and certain other pre-petition claims. The pre-petition liabilities that have been approved for payment are excluded from liabilities subject to compromise.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

To successfully emerge from bankruptcy, the Company must obtain confirmation by the Bankruptcy Court of a plan of reorganization. A plan of reorganization would among other things, resolve the Company’s pre-petition obligations and other liabilities subject to compromise, set forth the Company’s revised capital structure and establish its corporate governance subsequent to emergence from bankruptcy.

Furthermore, any plan of reorganization, once approved could materially change the amounts and classifications reported in the consolidated financial statements.

The Company filed a proposed Plan of Reorganization (the Plan) with the Bankruptcy Court on July 22, 2004. However, on August 30, 2004, the Bankruptcy Court rejected the Plan and determined that the Company be auctioned to the highest bidder. The proposed bidding procedures were submitted to the Bankruptcy Court on September 17, 2004. The auction is scheduled to take place October 25, 2004.

(b)	Liabilities Subject to Compromise

Liabilities subject to compromise reflected in the accompanying consolidated balance sheet represent the liabilities of the Company, incurred prior to the Petition Date. Liabilities subject to compromise consisted of the following as of December 30, 2003:

Continuing operations:
Secured debt principal	$44,708
Secured debt interest	17
Priority tax claims	1,058
Subordinated debt principal	70,202
Subordinated debt interest	4,566
Lease rejection claims	11,977
General unsecured claims	12,872

Liabilities subject to compromise for continuing operations	145,400
Discontinued operations:
General unsecured claims	3,280

Total liabilities subject to compromise	$148,680

For the amounts reported as liabilities subject to compromise in the table above, the Company has reconciled recorded pre-petition liabilities with the actual claims filed by creditors and recorded adjustments, as appropriate. In some individual instances and in total, claims filed by creditors are in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent they exceed the amounts the Company believes are due. Given the size and complexity of the Chapter 11 cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and the final liability upon completion of the reconciliation and negotiation with claimants at a future date may be significantly higher or lower than management’s current estimate.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(c)	Reorganization Items, Net

Following the filing of the Chapter 11 cases, the Company commenced a more comprehensive reorganization process, together with its financial and legal advisors to review and analyze its business, contracts and leases to determine if any of its contracts and leases should be rejected or assumed during the Chapter 11 cases. The reorganization efforts include asset dispositions, sale of restaurants, rejection of leases and contracts and other operational changes.

Reorganization items for the year ended December 30, 2003 consisted of the following:

Professional Fees	$3,768
Store closing costs	11,977
Other	136

$15,881

(3)	Summary of Significant Accounting Policies

	(a)	Basis of Financial Statement Preparation

For the period subsequent to the Petition Date, the accompanying consolidated financial statements have been prepared in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (SOP 90-7), issued by the American Institute of Certified Public Accountants. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Interest has not been accrued on subordinated debt subject to compromise subsequent to the Petition Date. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the Company’s consolidated statement of operations.

If the Company emerges from bankruptcy, the amounts reported in subsequent financial statements may materially change due to the Company’s reorganization as a result of a confirmed plan and the application of the provisions of SOP 90-7.

	(b)	Fiscal Year

Chevys’ fiscal year is a 52-week or 53-week period ending on the last Tuesday in December. Fiscal year 2003 consists of 52 weeks.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(c)	Principles of Consolidation

The consolidated financial statements reflect the accounts of Chevys and its wholly owned subsidiaries (Chevys, Inc.; Chevys New York, Inc.; Chevys of Greenbelt, Inc.; Chevys of Parsippany, Inc.; Rio Bravo Acquisitions, Inc.; RBA Kansas, Inc.; Katmandu Creations, Inc.; and Wrapworks, Inc.) All significant intercompany accounts and transactions have been eliminated in consolidation.

(d)	Management Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)	Cash

Under the Company’s cash management system that was in place prior to its Bankruptcy Filing, a bank overdraft balance existed for the Company’s primary accounts payable and payroll disbursement accounts. This overdraft represented uncleared checks in excess of cash balances in the related bank accounts. The Company’s funds were transferred on an as-needed basis to pay for clearing checks. After filing for Bankruptcy in October 2003, Chevys changed its cash management system to one that does not allow for overdrafts. All disbursements made are fully funded in segregated bank accounts at the time the checks are written.

(f)	Inventories

Inventories consist of food and liquor and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

(g)	Property and Equipment

Property and equipment are stated at cost. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets of three to ten years. Computer equipment is depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the improvements, 20 years, or the terms of the leases including lease options. Land is stated at cost.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(h)	Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

(i)	Other Assets

Liquor licenses are stated at cost and are amortized over 25 years. Amortization of liquor licenses for continuing operations totaled $58 for the year ended December 30, 2003. Debt issuance costs relating to the issuance of debtor-in-possession (DIP) line of credit, senior secured notes and senior subordinated notes, also included in other assets, are amortized to interest expense on a straight-line basis over the life of the relevant debt, which approximates the effective interest method. Amortization of debt issuance costs, included in interest expense in the accompanying consolidated statement of operations, totaled $431 for the year ended December 30, 2003.

For more detail on the amounts included in Other Assets, see note 8.

(j)	Goodwill

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is tested for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the component level), if discrete financial information is prepared and regularly reviewed by management at the component level. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. The method used to determine the fair value of the reporting units was based on the present value of expected cash flows.

(k)	Valuation of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company performs a recoverability evaluation when facts or circumstances indicate that the cost of long-lived assets, primarily property and equipment, may be impaired. The Company performs a comparison of the estimated undiscounted cash flows expected to be generated from the asset over its estimated useful life, against the asset’s carrying amount to determine if a write-down to fair value is required.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

Chevys considers a history of operating losses to be its primary indicator of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Chevys has identified the appropriate grouping of assets to be individual restaurants.

Chevys deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value related to land and liquor licenses, if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, an estimate of fair value is based on the best information available, including prices for similar assets or the results of valuation techniques such as discounting estimated future cash flows as if the decision to continue to use the impaired asset was a new investment decision. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

The Company recognized no charges in fiscal 2003 related to the impairment of long-lived assets.

(l)	Pre-Opening Expense

The Company expenses costs relating to opening of restaurant locations as incurred. The Company did not incur any pre-opening costs in fiscal 2003.

(m)	Advertising Costs

Advertising costs are reported in restaurant operating expenses and include costs of advertising, marketing and promotional programs as incurred. Advertising expense for continuing operations was $4,117, for the year ended December 30, 2003.

(n)	Derivative Instruments

The Company adopted SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, on December 27, 2000, the beginning of the Company’s 2001 fiscal year. SFAS No. 133, as amended, requires the recognition of all derivatives on the balance sheet at fair value. The gains or losses resulting from the changes in the fair value of derivative instruments will either be recognized in the current earnings or in other comprehensive income, depending on the use of the derivative and whether the derivative instrument is effective or ineffective when hedging changes in fair value of the hedged item.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(o)	Franchise Revenue

Franchise revenue is recognized in accordance with SFAS No. 45, Accounting for Franchise Fee Revenue, which requires deferral of any initial franchise fee until substantial performance of the franchisor’s obligations is complete, which is at the time the restaurant is opened. Initial franchise fees, included in franchise income in the consolidated statement of operations for the year ended December 30, 2003 were $160. Royalty income is recognized as earned, based on sales reported by franchisees. Royalty income for the year ended December 30, 2003 was $3,436, and is included in franchise income. Deferred franchise revenue as of December 30, 2003 was $170, and is included in other long-term liabilities.

(p)	Stock-Based Compensation

In 1997, the Company adopted a Stock Option Plan for its key employees. Under SFAS No. 123, Accounting for Stock-Based Compensation, the Company has the option to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized to the extent that the exercise price is less than the fair value of the underlying stock on the date of grant. The Company has adopted the disclosure-only provisions of SFAS No. 123. Effective January 1, 2003, the Company adopted SFAS No. 148, Accounting for Stock-based Compensation – Transition and Disclosure. The adoption of SFAS No. 148 changes the financial statement disclosure but does not impact the consolidated financial position or consolidated results of operations for the fiscal year ended December 30, 2003.

The following table illustrates the effect on net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123.

Summary of pro forma net loss for the year ended December 30, 2003:

Net loss – as reported	$(31,044)
Less total stock-based employee compensation expense determined under fair-value-based method	(206)

Net loss – pro forma	$(31,250)

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

warrants is included in other assets as debt issuance costs and is being amortized over the life of the relevant debt.

Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, which provides clarification of APB No. 25, requires that the Company account for certain options under variable plan accounting.

(4)	Discontinued Operations

As part of the process surrounding the Bankruptcy Filing, the Company identified certain stores for closure. Most of the stores identified for closure did not meet profit expectations, while others were located in areas of the country where the Company will cease to have a presence. As a result, in 2003, the Company sold or otherwise disposed of a total of forty-seven restaurants: two were returned to the landlord at the expiration of their lease term, ten were sold to third parties for $5,300 and thirty-five were rejected in bankruptcy. In July 2004, the leases on four additional restaurants were rejected in bankruptcy.

The financial results associated with the discontinued operations have been broken out separately in the balance sheet, statement of operations, and statement of cash flows.

The assets and liabilities of discontinued operations:

Assets of discontinued operations:
Liquor licenses	$228
Other	53

Total assets of discontinued operations	$281

Liabilities of discontinued operations:
Accounts payable	$2,383
Other	897

Total liabilities of discontinued operations	$3,280

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

The following amounts related to discontinued operations have been segregated from continuing operations and reflected as discontinued operations:

Revenues	$48,981

Pretax loss	$(3,984)
Provision for taxes	—

Loss from operations of discontinued operations	(3,984)
Pretax loss on disposal of discontinued operations	(507)

Provision for taxes	—
Loss on disposal of discontinued operations	(507)
Loss from discontinued operations	$(4,491)

(5)	Receivables

Receivables of continuing operations consist of the following as of December 30, 2003:

Due from credit card companies	$733
Due from delivery services	350
Due from franchisees	458
Other receivables	124

$1,665

(6)	Inventories

Inventories of continuing operations consist of the following as of December 30, 2003:

Food	$873
Liquor	866

$1,739

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(7)	Property and Equipment

Property and equipment of continuing operations consist of the following as of December 30, 2003:

Property and equipment:
Land	$1,281
Buildings	1,731
Furniture and equipment	32,769
Leasehold improvements	77,209
Computer equipment	9,450
Vehicles	107

Total property and equipment	$122,547
Less accumulated depreciation and amortization	(51,726)

Property and equipment, net	$70,821

Depreciation and amortization expense for property and equipment related to continuing operations was $8,978 for the year ended December 30, 2003.

(8)	Other Assets

Other assets related to continuing operations consist of the following as of December 30, 2003:

Liquor licenses, net	$1,110
Debt issuance costs, net	1,376
Deposits and other	2,339

$4,825

Accumulated amortization of liquor licenses related to continuing operations as of December 30, 2003 was $324. Accumulated amortization of debt issuance costs as of December 30, 2003 was $2,115.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(9)	Accrued Liabilities

Accrued liabilities relating to continuing operations consist of the following as of December 30, 2003:

Accrued payroll and payroll taxes	$3,152
Accrued benefits	2,128
Legal accrued expenses	1,594
Sales tax payable	1,102
Gift certificates payable	704
Other	2.617

$11,297

(10)	Line of Credit

On October 14, 2003, Chevys obtained revolving lines of credit with two of its existing senior lenders. The credit limits totaled $3,750 and $1,250, and interest rates were set based on the higher of the lending banks’ Prime Rate or ½% above the Federal Funds Effective Rate, plus 3.00% or 3.50%, depending on the balance of each loan.

On December 17, 2003, Chevys entered into a debtor-in-possession loan and security agreement (DIP financing) with Wells Fargo Foothill, Inc. (Foothill). As part of this agreement, the outstanding balances on the two credit lines set up in October 2003 (described above) were paid in full, and those credit lines were cancelled. The Foothill agreement is a revolving line of credit with a maximum outstanding limit of $20,000, and a maturity date that is the earlier of October 17, 2004 or the effective date of Chevys’ approved Plan of Reorganization. Interest on borrowed funds is calculated using a rate equal to the Wells Fargo Prime Rate plus 4.50%. As of December 30, 2003, the interest rate was 8.5%. The outstanding balance of this facility as of December 30, 2003 is $6,641. In addition, as of December 30, 2003, the Company has a $1,800 letter of credit outstanding (see note 16) which reduces the available borrowings under the revolving credit line.

Under the DIP financing agreement, the Company must maintain certain financial covenants, including, but not limited to, minimum EBITDA, maximum capital spending, and compliance with budgeted expenditures. This credit facility also limits certain activities of the Company, including, but not limited to, indebtedness, creation of liens, disposal of assets, and investments. The obligations are secured by assets of the Company, including receivables, property and equipment, inventories and cash.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(11)	Debt Subject to Compromise

Outstanding debt subject to compromise consists of the following as of December 30, 2003:

Senior secured notes payable	$43,845
Mortgage debt	863
Senior subordinated notes payable	22,398
Subordinated notes payable	39,721
Applebee’s subordinated note payable	8,083

$114,910

The total amounts owed on all of the debt are classified as liabilities subject to compromise (see note 2).

The aggregate maturities of debt outstanding as of December 30, 2003 if the Company were not in default of these loans are as follows:

2004	$56,257
2005	3,683
2006	6,453
2007	39,781
2008	72
Thereafter	$8,664

$114,910

As of the date of this audit report, the Company continues to be in default of its bank covenants and management is uncertain as to when the defaults will be cured. No waiver has been received from the banks for these violations.

(a)	Senior Secured Notes Payable

On September 16, 1998, Chevys entered into a Senior Credit Agreement with a group of various banks. This agreement was amended on January 11, 1999, March 16, 1999, December 17, 1999, March 31, 2000 and June 25, 2001. This agreement consists of: (i) Tranche A Term Loan in an initial principal amount of $15,000, with $5,330 outstanding as of December 30, 2003, maturing on August 31, 2004; (ii) Tranche B Term Loan in an initial principal amount of $15,000, with $14,290 outstanding as of December 30, 2003, maturing on August 31, 2005; (iii) Capital Expenditure Loans from time to time in an aggregate principal amount not to exceed $32,500, with the primary purpose to finance additional property or equipment; and (iv) Revolving Loans from time to time in an aggregate principal amount not to exceed $5,000, with the primary purpose to finance Chevys’ operations. The amount of Capital Expenditure Loans outstanding as of December 30, 2003 was $21,125, and the amount of Revolving Loans outstanding as of December 30, 2003 was $3,100. Note that under the original provisions of the Senior Credit Agreement, no borrowings can be made on the Capital Expenditure Loan after August 31, 2000.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

Under the Senior Credit Agreement, the Company must maintain certain financial covenants, including, but not limited to, interest coverage ratio, funded debt ratio, senior funded debt ratio and fixed charge coverage ratio. The existing credit facility limits certain activities of the Company, including, but not limited to, indebtedness, creation of liens, capital expenditures, investments and dividends. The obligations are secured by assets of the Company, including receivables, property and equipment, inventories and cash.

Because the Company currently is in default on all four of its financial covenants, it is required to designate all of the loans outstanding under the Senior Credit Agreement as Prime Rate loans. The interest rate to be paid, as a result of being designated a Prime Rate loan, is equal to the prime rate plus an applicable percentage. For all loans except the Tranche B Term Loan, the applicable percentage varies depending on the Company’s Modified Funded Debt Ratio (as defined in the Senior Credit Agreement). As of December 30, 2003, the Company is paying interest under the Tranche A Term Loan at approximately 7.00% per annum and under the Tranche B Term Loan at approximately 7.50% per annum.

The Company is also in default of quarterly loan amortization payments dating back to December 2002. Per provisions of the Senior Credit Agreement, Chevys must pay an additional 2.00% penalty interest on the sum of all defaulted principal payments. The Company paid all such interest up to the time of the Bankruptcy filing. Since the Petition Date, Chevys has accrued, but not paid, the penalty interest. Penalty interest accrued subsequent to the Petition Date totaled $71 as of December 30, 2003.

(b)	Mortgage Debt

This debt consists of a mortgage loan entered into in March 2000. The loan bears interest at a rate of 9.28% per annum and requires monthly principal and interest payments through 2015. This obligation is secured by property and equipment with a net book value of $2,063 as of December 30, 2003.

(c)	Senior Subordinated Notes Payable

(i)

The original senior subordinated note payable, in the amount of $10,000, was issued by SBC Warburg in May 1997. In 1998, this note was assumed by a company affiliated with the Company’s majority shareholder, JWC Equity Funding, Inc. (JWC Funding). The original senior subordinated note bears interest at a fixed rate of 12.00% per annum with a maturity date of March 31, 2004. Interest is payable on the last business day of March and September.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)
Notes to Consolidated Financial Statements
December 30, 2003
(Dollars in thousands)

However, under the terms of the June 25, 2001 amendment to the Senior Credit Agreement, such interest can only be paid if certain financial conditions exist at the interest due date. Absent those conditions, the interest not paid is rolled into an additional senior subordinated note, which also bears interest at 12.00% per annum. This additional note is subject to the same interest payment conditions contained in the June 25, 2001 amendment. The additional note is due on February 28, 2006. No interest payments were made in fiscal 2003 related to either the original senior subordinated note or the additional note. The additional senior subordinated note has an outstanding balance of $4,252 as of December 30, 2003.

(ii)

Note dated December 1999 in the amount of $6,000. The note is payable on demand, but not without consent of the Company’s senior lenders. The note bears interest at 12.00% per annum, which is payable on the last business day of March and September. However, under the terms of the June 25, 2001 amendment to the Senior Credit Agreement, such interest can only be paid if certain financial conditions exist at the interest due date. Absent those conditions, the interest not paid is rolled into an additional subordinated note, which also bears interest at 12.00% per annum. This additional note is subject to the same interest payment conditions contained in the June 25, 2001 amendment. The additional note is due on February 28, 2006. No interest payments were made in fiscal 2003 related to either the original subordinated note or the additional note. The additional subordinated note has an outstanding balance of $2,146 as of December 30, 2003.

(d)	Subordinated Notes Payable

The Company has outstanding subordinated notes with JWC Funding dated July and October 1998, January 1999 and February 2000, with an aggregate outstanding balance of $39,721 as of December 30, 2003. The notes mature on July 7, 2007, and bear interest at a rate of 15.00% per annum. Interest is payable in arrears annually on January 21 of each year. However, the Company, at its option, may elect not to pay in cash the amounts of interest payable annually, in which case the interest is added to the principal balance.

(e)	Applebee’s Subordinated Note Payable

As part of the Rio Bravo acquisition of April 1999, Applebee’s issued a note payable in the original amount of $6,000. The note is subordinated to all other indebtedness, except trade payables, and bears interest at a rate of 10.00% per annum, with a maturity date of April 12, 2009. Interest is payable in arrears annually on April 12 of each year. However,

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

the Company, at its option, may elect not to pay in cash the amounts of interest payable annually, in which case the interest will be added to the principal balance. The note has been discounted at an effective rate of 13.00% and the discounted present value of the note payable as of December 30, 2003 is $8,083, which includes $2,831 of deferred interest. The note payable is recorded net of a discount of $748, which is amortized to interest expense over the life of the note.

(12)	Derivative Instruments

As required by provision of its Senior Credit Agreement (see note 11), prior to its filing for Bankruptcy, the Company entered into rate protection agreements to reduce the potential negative impact of increases in interest rates on outstanding variable-rate senior debt. Net payments or receipts resulting from these agreements were recorded as adjustments to interest expense. During fiscal 2003, the Company recorded charges to interest expense of $5.

When the Company filed for Bankruptcy in October 2003, all of the debt outstanding under its Senior Credit Agreement was converted by the lenders from variable-rate instruments into fixed-rate loans. Consequently, as of December 30, 2003, there is no need for Chevys to be covered by any rate protection agreement.

(13)	Other Long-Term Liabilities

Other long-term liabilities consist of the following for continuing operations as of December 30, 2003:

Deferred rent	$8,848
Deferred revenue	170

$9,018

The Company’s pre-petition liabilities that are subject to compromise were reclassified from other current liabilities to liabilities subject to compromise as of the Petition Date, as required by SOP 90-7.

(14)	Income Taxes

The provision for income taxes as of December 30, 2003 was $93 which is related to current state income taxes.

The difference between the expected provision for income taxes (based upon the U.S. federal statutory tax rate of 34.00%) and the Company’s actual income tax provision primarily relates to valuation allowances established against the Company’s deferred tax assets.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

The reconciliation of income tax at the U.S. federal statutory tax rates to income tax expense as of December 30, 2003, is as follows:

Income tax at U.S. federal statutory tax rate	(34)%
State income tax, net of federal tax effect	(4)
Change in valuation allowance	38

Effective tax rate	0%

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. There were no deferred tax liabilities at December 30, 2003. A summary of the components of deferred tax assets as of December 30, 2003 is as follows:

Deferred tax assets:
Net operating loss	$39,532
Accrued expenses	3,399
FICA credit carryover	5,427
Property and equipment	1,001
Goodwill and other intangibles	101

Total deferred tax assets	49,460
Less valuation allowance	(49,460)

Net deferred assets	$—

The increase in the valuation allowance for the year ended December 30, 2003 was $11,820. A valuation allowance is provided due to uncertainties relating to the realization of the deferred tax assets.

As of December 30, 2003 the Company had federal and state net operating loss carryforwards of $104,425 and $79,601, respectively. The federal net operating loss carryforwards will expire beginning in the year 2012, if not utilized. The state net operating loss carryforwards will expire beginning in the year 2003. Also, the Company has federal FICA tax credits of $5,427, which expire in the years 2012 through 2022.

Utilization of the Company’s net operating loss may be subject to annual limitation due to the ownership change limitation provided by the Internal Revenue Code and similar provisions. Such annual limitation could result in the expiration of net operating loss before utilization.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(15)	Shareholders’ Equity (Deficit)

The Company repurchased 51,985 shares of common stock at the original purchase price from former employees during fiscal 2003. Of this amount 11,780 shares were repurchased for cash and 40,205 shares were repurchased through the cancellation of notes receivable.

During 2002, the Company sold 498,377 shares of common stock for $0.01 per share to officers, which resulted in stock compensation expense of $121. The Company has the right, for a period of three years, to repurchase the shares at $0.01 per share in the event that the officers’ employment terminates. The percentage of shares that can be repurchased declines by one third on each anniversary date that is 12 months, 24 months and 36 months from the date the shares were sold.

During 1997, the Company adopted a stock option plan (the Option Plan) for its key employees, which provides for equity-based incentive awards. Upon adoption of the Option Plan, the Company had 2,715,610 stock options available for granting. During 1999, the Company authorized an additional 550,000 stock options available for granting. Granted stock options vest and become exercisable at the end of ten years, with certain vesting acceleration provisions, including a change of control of the Company or the Company’s ability to meet certain financial performance targets. Regardless of vesting, the options are forfeited upon termination of employment under certain circumstances. Accordingly, no measurement date is reached until employee termination or a liquidity event. No compensation expense has been recognized under the Company stock options.

Effective January 27, 2000, the Board of Directors approved a plan to reprice employee stock options having an original exercise price of $10. All options surrendered for repricing were exchanged for an equivalent number of repriced options having an exercise price of $7.20. All stock option vesting schedules remained unchanged. These repriced options are now subject to variable accounting as prescribed by FASB No. 44, Accounting for Certain Transactions Involving Stock Compensation. Of the Company’s 533,820 outstanding options as of December 30, 2003, 59,541 shares which were repriced in 2000 are accounted for using the variable accounting treatment described as follows until the options are exercised, forfeited or expire.

Variable accounting for these awards will require the Company to determine the intrinsic value (the excess of fair value over the exercise price) of each option at each reporting date for recognition as stock-based compensation expense over the vesting period or periods of each option. The cumulative amount of compensation recognized will be adjusted at each reporting date based on the change in the intrinsic value from the previous reporting date. Any compensation expense recognized with respect to unvested shares that are forfeited by terminated employees will be reversed at the date of forfeiture. As of December 30, 2003, the fair value of the Company’s stock was less than the new exercise price of $7.20. Consequently, these options had no intrinsic value and no compensation expense was recognized. Fair value was determined using a combination of similar company EBITDA, similar transaction multiples and discounted future cash flows.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

The status of the Company’s stock option plan is summarized below:

	Options Available for grant	Options outstanding	Weighted- average exercise price per share

Outstanding as of December 31, 2002	2,471,990	793,620	$4.85
Granted	—	—	—
Exercised	—	—	—
Forfeited	259,800	(259,800)	5.53

Outstanding as of December 30, 2003	2,731,790	533,820	$4.52

Exercise prices for options outstanding as of December 30, 2003 range from $2.00 to $7.20. There were no options granted during the year ended December 30, 2003.

The weighted-average remaining contractual life of options outstanding as of December 30, 2003 was 6.84 years. As of December 30, 2003, 49,479 options were exercisable.

In consideration of related services provided in 1997 in connection with a credit agreement, the Company issued warrants to purchase 309,280 shares of common stock at an exercise price of $4.00, which was equal to the fair value of the Company’s stock at the date of issuance. The warrant value included in other assets as debt issuance costs of $795 was estimated at the date of issue using a Black-Scholes model with the following weighted-average assumptions: risk free interest rate of 6.83%; volatility of 40.00%; dividend yield rate of 0.00%; and an expected life of the warrants of 10 years. The weighted-average estimated value of the warrants was $2.57 per warrant.

(16)	Commitments and Contingencies

(a) Operating Leases

The Company leases restaurant and administrative facilities under operating leases that expire at various dates between 2004 and 2019. Certain of these leases include renewal options and provisions for rent escalation or require the Company to pay certain maintenance and utility costs. As of December 30, 2003, future minimum payments for operating leases with non-cancelable terms are as follows:

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

2004	$17,106
2005	16,284
2006	15,769
2007	15,277
2008	14,887
Thereafter	59,800

$139,123

Total rent expense related to continuing operations for the year ended December 30, 2003 was $20,462. Included in total rent expense for the year ended December 30, 2003 is contingent rent expense of $465, based on a percentage of sales. As part of the Bankruptcy Filing, the Company has rejected certain leases and may reject other leases as allowed by the Bankruptcy Code.

	(b)	Letters of Credit

As of December 30, 2003, the Company had one letter of credit outstanding totaling $1,800. Subsequent to December 30, 2003, the Company obtained two additional letters of credit in the amounts of $4,385 and $150.

	(c)	Legal Matters

In addition to legal proceedings associated with the Bankruptcy Filing, the Company is involved in various litigation matters incidental to its business. Management does not believe that any of the claims or actions filed against it will have a material adverse effect upon the consolidated financial position, results of operations or liquidity of the Company.

(17)	Disclosures about Fair Value of Financial Instruments

The recorded amounts of the Company’s cash, receivables, accounts payable and accrued liabilities as of December 30, 2003 approximate fair value because of the short maturity of these instruments.

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

(18)	Related-Party Transactions

Transactions with JWC Funding, a company affiliated with the Company’s majority shareholder, for 2003 were as follows:

Interest expense incurred	$6,591
Management fees incurred	240
Interest expense paid	—
Management fees paid	—
Accrued interest payable	4,129
Accrued management fees payable	560

The interest relates to various notes payable outstanding with JWC Funding (see note 11).

The management fees pertain to a consulting service agreement the Company has entered into with JWC.

As of December 30, 2003, all of the accrued interest payable and $507 of the accrued management fees payable is reclassed to the liabilities subject to compromise section of the balance sheet.

Accrued interest payable, which was added to the various JWC Funding notes payable balances, was $5,815 in the year ended December 30, 2003. These additions to notes payable are presented as proceeds from issuance of notes payable on the accompanying consolidated statement of cash flows. No interest payments were made to JWC Funding in 2003.

(19)	Subsequent Event

In September 2004, the Company closed two restaurants.

CONSOLIDATING INFORMATION

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands, except share data)

	Chevys, Inc. and subsidiaries	Chevys Holdings, Inc.	Eliminations	Chevys Holdings, Inc. consolidated

Assets
Current assets:
Cash	$2,385	$—	$—	$2,385
Receivables	1,665	—	—	1,665
Inventories	1,739	—	—	1,739
Prepaid expenses and other	3,715	268	—	3,983

Total current assets	9,504	268	—	9,772
Property and equipment, net	70,821	—	—	70,821
Other assets, net	4,825	91,452	(91,452)	4,825
Assets of discontinued operations	281	—	—	281
Goodwill	8,286	—	—	8,286

Total assets	$93,717	$91,720	$(91,452)	$93,985
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current portion of notes payable	$6,641	$—	$—	$6,641
Accounts payable	2,198	—	—	2,198
Accrued liabilities	11,226	71	—	11,297

Total current liabilities	20,065	71	—	20,136
Other long-term liabilities	(10,120)	19,138	—	9,018

Total liabilities not subject to compromise	9,945	19,209	—	29,154
Liabilities subject to compromise:
Liabilities of discontinued operations	3,280	—	—	3,280
Liabilities of continuing operations	92,576	52,824	—	145,400
Total liabilities subject to compromise	95,856	52,824	—	148,680
Total liabilities	105,801	72,033	—	177,834

Commitments and contingencies
Shareholders’ equity (deficit):
Common stock, $0.001 par value:
Authorized 30,000,000 shares; issued and outstanding 13,281,566 shares	—	13	—	13
Additional paid-in capital	91,452	48,687	(91,452)	48,687
Accumulated deficit	(103,536)	(29,013)	—	(132,549)
Total shareholders’ equity (deficit)	(12,084)	19,687	(91,452)	(83,849)

Total liabilities and shareholders’ equity(deficit)	$93,717	$91,720	$(91,452)	$93,985

CHEVYS HOLDINGS, INC. AND SUBSIDIARIES
(Debtors-in-Possession)

Notes to Consolidated Financial Statements

December 30, 2003

(Dollars in thousands)

	Chevys, Inc. and subsidiaries	Chevys Holdings, Inc.	Eliminations	Chevys Holdings, Inc. consolidated

Revenues:
Company restaurant sales	$212,591	$—	$—	$212,591
Franchise income	3,596	—	—	3,596

Total revenues	216,187	—	—	216,187
Cost of Company restaurant sales:
Food and beverage costs	51,158	—	—	51,158
Restaurant operating expenses	146,914	—	—	146,914
Total cost of Company restaurant sales	$198,072	$—	$—	$198,072
	18,115	—	—	18,115
General and administrative expenses	15,344	1,937	—	17,281
Gain on disposition of property and equipment	13	—	—	13

Net operating income (loss)	2,784	(1,937)	—	17,281
Interest expense, net	6,157	5,269	—	11,426

Loss from continuing operations before reorganization costs and income taxes	(3,373)	(7,206)	—	(10,579)
Reorganization costs, net	15,881	—	—	15,881
Loss from continuing operations before income taxes	(19,254)	(7,206)	—	(26,460)
Provision for income taxes	93	—	—	93
Loss from continuing operations	(19,347)	(7,206)	—	(26,460)
Commitments and contingencies
Discontinued operations:
Loss from operations of discontinued operations	(3,984)	—	—	(3,984)
Loss on disposal of discontinued operations	(507)	—	—	(507)

Loss from discontinued operations	(4,491)	—	—	(4,491)

Net loss	$(23,838)	$(7,206)	$—	$(31,044)